SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2007.

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6121 Hollis Street
Emeryville, California 94608
(Address of principal executive offices)

(510) 350-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The employment of Jeffrey B. Nickel, Ph.D, Vice President of Business Development and Marketing, terminated on October 23, 2007.  Dr. Nickel may provide consulting services to BioTime from time to time in the future.

On October 23, 2007 BioTime announced that Robert W. Peabody, CPA, has joined BioTime as Senior Vice President and Chief Operating Officer. Mr. Peabody will oversee the operating departments of BioTime and will head BioTime’s efforts to obtain research funding grants from private and public sources, including the California Institute for Regenerative Medicine, to help finance BioTime’s entry into the field of regenerative medicine and stem cell research. Prior to joining BioTime, Mr. Peabody served as Vice President-Grant Administration for Advanced Cell Technology, Inc and also served on their Board of Directors from 1998 to 2006.

Further information concerning Mr. Peabody can be found in the press release filed as Exhibit 99.1

Section 7 - Regulation FD

Section 7.01 - Regulation FD Disclosure

The press release filed as Exhibit 99.1 is incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: October 23, 2007	By /s/ Judith Segall
Vice President & Secretary
Member, Office of the President

Exhibit Number	Description

99.1	Press release dated October 23, 2007

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